Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES SECOND QUARTER RESULTS

- American Place Casino Continued Its Strong Growth, Achieving Record Net Revenue and Operating Profit

- Colorado Operations Reported a 7.8% Increase in Revenue Compared to the Prior-Year Period

- Revamped Marketing Efforts at Chamonix Began in the Third Quarter;
Focused Cost Reductions at the Property in the Second Quarter are Expected to Produce $4 Million in Annualized Savings

Las Vegas – August 7, 2025 – Full House Resorts, Inc. (Nasdaq: FLL) today announced results for the second quarter ended June 30, 2025.

On a consolidated basis, revenues in the second quarter of 2025 were $73.9 million, a 0.6% increase from $73.5 million in the prior-year period. These results reflect the continued ramp-up of operations at the Company’s two newest properties, American Place Casino and Chamonix Casino Hotel, partially offset by the sale of Stockman’s Casino, modifications to our contracted sports agreements in mid-2024, and a decline in revenues at the Silver Slipper Casino and Hotel. Net loss for the second quarter of 2025 was $10.4 million, or $(0.29) per diluted common share. In the prior-year period, net loss was $8.6 million, or $(0.25) per diluted common share. Adjusted EBITDA(a) was $11.1 million in the second quarter of 2025, versus $14.1 million in the 2024 period. These results reflect strong growth at American Place offset by elevated costs at Chamonix, as its operations were fully open in the recent quarter, but only partially open in the prior-year period. Under the leadership of its new general manager, Chamonix’s management team continues to target areas for improved operating efficiency, while also emphasizing profitable long-term growth. Operating costs at Chamonix were $1.2 million lower in the second quarter versus the first quarter of 2025.

“American Place continued its strong ramp in operations, delivering record net revenue and operating profit in the second quarter,” said Daniel R. Lee, Chief Executive Officer of Full House Resorts. “This strong performance reflects the growing awareness and popularity of American Place throughout Chicago’s populous northern suburbs. Over the coming quarters, we expect the financial results for our temporary American Place casino to continue to improve, as we add a poker room and continue to build awareness in the region.

“We also continue to make progress toward the start of construction of the permanent American Place facility. Our excitement for our permanent facility continues to be guided by four thoughts: the strength of our location in populous suburbs with easy access from several major traffic arteries; the continued growth from other casinos that recently transitioned from temporary to permanent facilities; the lack of a permanent, premium gaming and entertainment experience for residents of Lake County and other nearby communities; and our own experiences at our temporary casino, which continues to grow and flourish.”

Continued Mr. Lee, “As we noted last quarter, we recently introduced a new management team at Chamonix. During the second quarter, that team focused principally on inefficient operations, identifying more than $4 million of annual expenses that do not impact our high-end guest experience. Revamped marketing efforts – which should enable continued revenue growth at Chamonix, as well as improve overall profits – launched in the current third quarter. We believe these efforts will benefit Chamonix in the coming quarters and years, allowing it to reach levels of profitability that we have always expected it to achieve.”

Second Quarter Highlights and Subsequent Events

●	Midwest & South. This segment includes Silver Slipper Casino and Hotel, Rising Star Casino Resort, and American Place Casino. Revenues for the segment were $57.8 million in the second quarter of 2025, a 4.2% increase from $55.5 million in the prior-year period. Revenues at American Place rose 12.7% from the second quarter of 2024, reaching an all-time property revenue record of $30.7 million. Adjusted Segment EBITDA was $12.8 million, a 3.9% increase from $12.3 million in the prior-year period, similarly led by strong growth at American Place.
●	West. This segment includes Grand Lodge Casino (located within the Hyatt Regency Lake Tahoe resort in Incline Village), Stockman’s Casino (until the completion of its sale in April 2025), Bronco Billy’s Casino, and Chamonix Casino Hotel, which opened in phases between December 2023 and October 2024. Bronco Billy’s and Chamonix are two integrated and adjoining casinos, operating as a single entity. Revenues for the segment decreased 4.4% to $14.5 million in the second quarter of 2025, versus $15.2 million in the prior-year period, with revenue growth at Grand Lodge and Chamonix/Bronco Billy’s offset by the sale of Stockman’s. Adjusted Segment EBITDA was $(1.1) million in the second quarter of 2025, reflecting initial inefficiencies from Chamonix’s ramp-up phase, though meaningfully improved from the first quarter of 2025. Under Chamonix’s new management team, the Company expects more than $4 million in annualized savings from recent cost-saving initiatives. Additionally, we revamped significant portions of Chamonix’s marketing strategy in recent weeks and expect those revised programs to drive meaningful growth in revenues and profits as the property’s operations continue to ramp. In the prior-year period, Adjusted Segment EBITDA was $0.9 million.
●	Contracted Sports Wagering. This segment consists of our on-site and online sports wagering “skins” (akin to websites) in Colorado, Indiana, and Illinois. Revenues and Adjusted Segment EBITDA were $1.7 million and $1.6 million, respectively, in the second quarter of 2025. In the prior-year period, revenues and Adjusted Segment EBITDA were $2.9 million and $2.6 million, respectively, reflecting $0.9 million of accelerated revenue from an online sports wagering “skin” that ceased operations.

In January 2025, we received notice that our remaining contracted sports betting operator in Colorado and Indiana was discontinuing its operations in those states, to be effective in June 2025 and December 2025, respectively. In July 2025, such operator reversed its decision related to our Indiana skin and fully prepaid its remaining term through December 2031 for a reduced fee totaling $1.5 million.

Liquidity and Capital Resources

As of June 30, 2025, we had $32.1 million in cash and cash equivalents. Our debt consisted primarily of $450.0 million in outstanding senior secured notes due 2028, which is currently callable. We also had $25.0 million outstanding under our revolving credit facility, a reduction from $30.0 million outstanding at March 31, 2025.

Conference Call Information

We will host a conference call for investors today, August 7, 2025, at 4:30 p.m. ET (1:30 p.m. PT) to discuss our 2025 second quarter results. Investors can access the live audio webcast from our website at www.fullhouseresorts.com under the investor relations section. The conference call can also be accessed by dialing (201) 689-8470.

A replay of the conference call will be available shortly after the conclusion of the call through August 21, 2025. To access the replay, please visit www.fullhouseresorts.com. Investors can also access the replay by dialing (412) 317-6671 and using the passcode 13753301.

(a) Reconciliation of Non-GAAP Financial Measures

Our presentation of non-GAAP Measures may be different from the presentation used by other companies, and therefore, comparability may be limited. While excluded from certain non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, our non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Our non-GAAP Measures are to be used in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. These non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Adjusted Segment EBITDA. We utilize Adjusted Segment EBITDA as the measure of segment profitability in assessing performance and allocating resources at the reportable segment level. Adjusted Segment EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, impairment charges, asset write-offs, recoveries, gain (loss) from asset sales and disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each segment.

Adjusted Property EBITDA. Adjusted Property EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, impairment charges, asset write-offs, recoveries, gain (loss) from asset sales and disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each property.

Adjusted EBITDA. We also utilize Adjusted EBITDA, which is defined as Adjusted Segment EBITDA, net of corporate-related costs and expenses. Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, we believe this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. We utilize this metric or measure internally to focus management on year-over-year changes in core operating performance, which we consider our ordinary, ongoing and customary operations, and which we believe is useful information to investors. Accordingly, management excludes certain items when analyzing core operating performance, such as the items mentioned above, that management believes are not reflective of ordinary, ongoing and customary operations.

Full House Resorts, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues
Casino	$56,983	$54,685	$112,283	$106,358
Food and beverage	9,580	10,403	19,641	20,172
Hotel	3,720	3,742	7,562	6,594
Other operations, including contracted sports wagering	3,663	4,662	9,518	10,292
	73,946	73,492	149,004	143,416
Operating costs and expenses
Casino	22,877	20,719	45,762	41,294
Food and beverage	9,508	10,714	19,827	20,474
Hotel	2,183	2,383	4,546	4,546
Other operations	964	990	1,810	1,781
Selling, general and administrative	27,874	25,285	54,815	50,220
Project development costs	33	3	174	3
Preopening costs	—	757	—	2,420
Depreciation and amortization	10,588	10,326	21,195	20,951
Loss on disposal of assets	—	—	6	18
(Gain) loss on sale of Stockman’s, net of impairment	(7)	—	205	—
	74,020	71,177	148,340	141,707
Operating (loss) income	(74)	2,315	664	1,709
Other expenses
Interest expense, net	(10,354)	(11,023)	(20,651)	(21,273)
Other	(50)	—	(50)	—
	(10,404)	(11,023)	(20,701)	(21,273)
Loss before income taxes	(10,478)	(8,708)	(20,037)	(19,564)
Income tax (benefit) provision	(95)	(79)	111	337
Net loss	$(10,383)	$(8,629)	$(20,148)	$(19,901)

Basic loss per share	$(0.29)	$(0.25)	$(0.56)	$(0.57)
Diluted loss per share	$(0.29)	$(0.25)	$(0.56)	$(0.57)

Basic weighted average number of common shares outstanding	36,055	34,710	35,944	34,650
Diluted weighted average number of common shares outstanding	36,055	34,710	35,944	34,650

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Segment Revenues, Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues
Midwest & South	$57,802	$55,458	$114,976	$110,088
West	14,485	15,151	30,089	28,185
Contracted Sports Wagering	1,659	2,883	3,939	5,143
	$73,946	$73,492	$149,004	$143,416
Adjusted Segment EBITDA(1) and Adjusted EBITDA
Midwest & South	$12,757	$12,275	$25,865	$24,958
West	(1,138)	865	(3,606)	731
Contracted Sports Wagering	1,611	2,577	3,791	4,512
Adjusted Segment EBITDA	13,230	15,717	26,050	30,201
Corporate	(2,096)	(1,576)	(3,429)	(3,651)
Adjusted EBITDA	$11,134	$14,141	$22,621	$26,550

__________

(1)	The Company utilizes Adjusted Segment EBITDA as the measure of segment operating profitability in assessing performance and allocating resources at the reportable segment level.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Net Loss and Operating Income (Loss) to Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss	$(10,383)	$(8,629)	$(20,148)	$(19,901)
Income tax (benefit) provision	(95)	(79)	111	337
Interest expense, net	10,354	11,023	20,651	21,273
Other	50	—	50	—
Operating (loss) income	(74)	2,315	664	1,709
Project development costs	33	3	174	3
Preopening costs	—	757	—	2,420
Depreciation and amortization	10,588	10,326	21,195	20,951
Loss on disposal of assets	—	—	6	18
(Gain) loss on sale of Stockman’s, net of impairment	(7)	—	205	—
Stock-based compensation, net	594	740	377	1,449
Adjusted EBITDA	$11,134	$14,141	$22,621	$26,550

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Three Months Ended June 30, 2025
						Adjusted
						Segment
	Operating	Depreciation	Gain on	Project	Stock-	EBITDA and
	Income	and	Sale of	Development	Based	Adjusted
	(Loss)	Amortization	Stockman’s	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$6,552	$6,205	$—	$—	$—	$12,757
West	(5,501)	4,370	(7)	—	—	(1,138)
Contracted Sports Wagering	1,611	—	—	—	—	1,611
	2,662	10,575	(7)	—	—	13,230
Other operations
Corporate	(2,736)	13	—	33	594	(2,096)
	$(74)	$10,588	$(7)	$33	$594	$11,134

Three Months Ended June 30, 2024
						Adjusted
						Segment
	Operating	Depreciation	Project		Stock-	EBITDA and
	Income	and	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$6,233	$6,042	$—	$—	$—	$12,275
West	(4,148)	4,256	—	757	—	865
Contracted Sports Wagering	2,577	—	—	—	—	2,577
	4,662	10,298	—	757	—	15,717
Other operations
Corporate	(2,347)	28	3	—	740	(1,576)
	$2,315	$10,326	$3	$757	$740	$14,141

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Six Months Ended June 30, 2025
							Adjusted
				Loss on		Stock-	Segment
	Operating	Depreciation	Loss on	Sale of	Project	Based	EBITDA and
	Income	and	Disposal	Stockman’s,	Development	Compensation,	Adjusted
	(Loss)	Amortization	of Assets	net	Costs	net	EBITDA
Reporting segments
Midwest & South	$13,446	$12,413	$6	$—	$—	$—	$25,865
West	(12,558)	8,747	—	205	—	—	(3,606)
Contracted Sports Wagering	3,791	—	—	—	—	—	3,791
	4,679	21,160	6	205	—	—	26,050
Other operations
Corporate	(4,015)	35	—	—	174	377	(3,429)
	$664	$21,195	$6	$205	$174	$377	$22,621

Six Months Ended June 30, 2024
							Adjusted
							Segment
	Operating	Depreciation	Loss on	Project		Stock-	EBITDA and
	Income	and	Disposal	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	of Assets	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$12,043	$12,778	$18	$—	$119	$—	$24,958
West	(9,685)	8,115	—	—	2,301	—	731
Contracted Sports Wagering	4,512	—	—	—	—	—	4,512
	6,870	20,893	18	—	2,420	—	30,201
Other operations
Corporate	(5,161)	58	—	3	—	1,449	(3,651)
	$1,709	$20,951	$18	$3	$2,420	$1,449	$26,550

Cautionary Note Regarding Forward-looking Statements

This press release contains statements by us and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “expect,” “future,” “should,” “will” and similar references to future periods. Some forward-looking statements in this press release include details regarding our growth projects, including our expected construction budgets, estimated commencement and completion dates, and expected amenities; our expected operational performance for our growth projects, including Chamonix and American Place; our expectations regarding the timing of the ramp-up of operations of Chamonix and American Place; our expectations regarding the operation and performance of our other properties and segments; our expectations regarding our ability to generate operating cash flow and to obtain debt financing on reasonable terms and conditions for the construction of the permanent American Place facility; our expectations regarding our ability to refinance our outstanding debt; our expectations regarding the effect of management changes and operational improvements at our properties, including Chamonix; our expectations regarding the effect of our revamped marketing strategy at Chamonix; and our sports wagering contracts with third-party providers, including the expected revenues and expenses, as well as our expectations regarding the potential usage of our idle sports skins by us or others. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, our ability to repay our substantial indebtedness; our ability to finance the construction of the permanent American Place facility; our ability to refinance our outstanding debt; inflation, tariffs, immigration policies, and their potential impacts on labor costs and the price of food, construction, and other materials; the effects of potential disruptions in the supply chains for goods, such as food, lumber, and other materials; general macroeconomic conditions; our ability to effectively manage and control expenses; our ability to complete construction at American Place, on-time and on-budget; legal or regulatory restrictions, delays, or challenges for our construction projects, including American Place; construction risks, disputes and cost overruns; dependence on existing management; competition; uncertainties over the development and success of our expansion projects; the financial performance of our finished projects and renovations; effectiveness of expense and operating efficiencies; cyber events and their impacts to our operations; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

We own, lease, develop and operate gaming facilities throughout the country. Our properties include American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Chamonix Casino Hotel and Bronco Billy’s Casino in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, President & Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com